Exhibit 10.1
RECEIVABLE ASSIGNMENT AGREEMENT

This RECEIVABLE ASSIGNMENT AGREEMENT (the “Agreement”) is made and entered into effective as of September 24, 2025 (the “Effective Date”) by and among Nuvve Holding Corp., a Delaware corporation (the “Assignor”), and Gregory Poilasne and David Robson (each an “Assignee” and together, the “Assignees”). The Assignor and the Assignees are collectively referred to as the “Parties,” and each individually as a “Party”.

Recitals

WHEREAS, Assignor owns the account receivable identified and in the amounts listed on Schedule A hereto (the “Assigned Receivable”).

WHEREAS, the board of directors of Assignor previously approved the transfer and assignment to the Assignees, in exchange for a cash payment from the Assignees as set forth on Schedule B hereto (the “Assignee Payment Amount”).

WHEREAS, Assignor desires to memorialize the terms and conditions of the transfer and assignment to the Assignees, and the Assignees desire to acquire and accept from Assignor, Assignor’s right, title and interest in and to the Assigned Receivable, effective as of the Effective Date, upon the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth below, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Parties hereby agree as follows:

Section 1 – Assignment

    Effective as of the Effective Date, Assignor hereby transfers and assigns to Assignees, and the Assignees hereby receives, acquires and accepts from Assignor, all of Assignor’s right, title and interest in and to the Assigned Receivable. In consideration for such transfer of the Assigned Receivable, Assignees hereby agree to pay Assignor on or prior the Effective Date the Assignee Payment Amount as set forth on Schedule B. The Parties further agree that any amounts received from the Assigned Receivable shall be allocated to each Assignee pro rata with such Assignee’s portion of the total Assignee Payment Amount, as set forth on Schedule B.

Section 2 – Representations and Warranties
Assignor is not making any representations or warranties, express or implied, including with respect to collectability, with regard to the Assigned Receivable, and THE ASSIGNED RECEIVABLE IS HEREBY TRANSFERRED AND ASSIGNED ON AN “AS IS,” “WHERE IS” BASIS.

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Section 3 – Miscellaneous

    3.1    Governing Law. The laws of the State of Delaware (excluding its rules governing conflicts of laws that may require an application of a different law) shall govern the construction, interpretation and other matters arising out of or in connection with this Agreement (whether arising in contract, tort, equity or otherwise), except to the extent that mandatory provisions of other jurisdictions apply to the contribution and transfer of the Assigned Receivable.

    3.2    Entire Agreement. This Agreement constitutes the final agreement by and between the Parties with respect to the subject matter hereto, and is the complete and exclusive statement of the Parties’ Agreement on the matters contained herein.

    3.3    Counterparts. The Parties may execute this Agreement in counterparts, each of which constitutes an original as against the Party that signed it, and all of which together constitute one Agreement. The signatures of both Parties need not appear on the same counterpart. The delivery of signed counterparts by facsimile or email transmission that includes a copy of the sending Party’s signature is as effective as signing and delivering the counterpart in person.

    3.4    Headings. The captions, titles and headings included in this Agreement are for convenience only, and do not affect this Agreement’s construction or interpretation. When a reference is made in this Agreement to a Section, such reference will be to a section of this Agreement unless otherwise indicated.

3.5    Amendments. This Agreement may not be amended, supplemented or otherwise modified except by a written instrument executed by each of the Parties hereto.

** SIGNATURE PAGE FOLLOWS **
4904-6493-3997.1

IN WITNESS WHEREOF, the Parties have duly executed this Agreement effective as of the Effective Date.

    ASSIGNOR:

NUVVE HOLDING CORP.

By: /s/ Deo Correia
                            Name: Deo Correia
                            Title: VP, Finance and Controller

    ASSIGNEES:

/s/ David Robson
David Robson

/s/ Gregory Poilasne
Gregory Poilasne
[Signature Page to Receivable Assignment Agreement]
4904-6493-3997.1

Schedule A

Assigned Receivable

A receivable held by Assignor in the amount of $400,000, due from Switch EV Ltd (“Switch EV”) pursuant to that certain Termination Agreement, dated January 24, 2025, by and between Assignor and Switch EV.

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Schedule B

Assignees Payment Amount

Assignee Name	Payment Amount
Gregory Poilasne	$133,000
David Robson	$133,000
Total	$266,000

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